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                                                                     EXHIBIT 5.1


                  [LETTERHEAD OF MARCUS & THOMPSON, P.C.]




                               June 17, 1997

Telegroup, Inc.
2098 Nutmeg Avenue
Fairfield, Iowa 52556

     Re:     Issuance of Shares of Common Stock by Telegroup, Inc.
             -----------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Telegroup, Inc. (the "Company") in connection with certain matters arising out of the Company's filing pursuant to the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-1, File No. 333-25065 (the "Registration Statement"), relating to (i) the issuance of 7,200,000 shares of common stock, no par value per share (the "Common Stock"), of the Company and (ii) the possible sale of up to 1,080,000 shares of Common Stock by certain shareholders of the Company pursuant to the exercise of an over-allotment option by the underwriters and managers. You have requested our opinion as to certain matters with respect to the issuance of the Common Stock.

     We have examined such corporate records of the Company, including its Second Restated Articles of Incorporation and its Amended and Restated Bylaws approved by the Board of Directors and stockholders effective upon consummation of the Company's public offering, and resolutions of the Board of Directors and stockholders of the Company as well as such other documents as we deem necessary for rendering the opinion hereinafter expressed.

     On the basis of the foregoing, we are of the opinion that the Common Stock has been duly authorized by the Board of Directors of the Company and the Company's stockholders, and when issued and sold as described in the Registration Statement, and upon filing the Second Restated Articles of Incorporation with the Secretary of State of Iowa, the Common Stock will be legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration
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Telegroup, Inc.
June 17, 1997
Page 2


Statement and to the use of the name of our firm therein under the caption "Legal Matters" in the Prospectus filed as a part of the Registration Statement.

                                   Sincerely yours,

                                   MARCUS & THOMPSON, P.C.


                                   By: /s/ Jay B. Marcus
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